Exhibit 16(b)

March 21, 2001


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

Re: MAS ACQUISITION XIX CORP.

Dear Sir/Madam:

Pursuant to the request of the above-referenced company, we affirm that:

1. We have read the Company's response to Item 4 of 8-K dated December 31, 1999; and

2      We agree with the response.

                                           Sincerely,


                                           /s/  Tubbs & Bartnick, P.A.
                                           Tubbs & Bartnick, P.A.




     2300 GLADES ROAD, SUITE 415E, BOCA RATON, FL 33431, TEL (561)361-0330,
                                FAX (561)368-7720
                    (MEMBER - AICPA DIVISION FOR CPA FIRMS)


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